Exhibit No. 23

                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Florida Progress Corporation of our report dated June 20, 2002 relating to the financial statements of the Savings Plan for Employees of Florida Progress Corporation, which appears in this Form 11-K.


/s/ PRICEWATERHOUSECOOPERS LLP

Philadelphia, Pennsylvania
June 25, 2002